Exhibit 99.1

FOR IMMEDIATE RELEASE
July 19, 2004

TEXAS REGIONAL BANCSHARES, INC.
REPORTS SECOND QUARTER EARNINGS

McAllen, Texas—Texas Regional Bancshares, Inc. (“Texas Regional”) (NASDAQ: TRBS), bank holding company for Texas State Bank, today reported net income for second quarter 2004 of $18,832,000, or $0.57 per diluted common share, compared to $15,455,000, or $0.52 per diluted common share, for the comparable 2003 period. Return on assets and return on shareholders’ equity averaged 1.39 percent and 13.79 percent, respectively, compared to 1.54 percent and 15.41 percent, respectively, for the corresponding 2003 period. Net realized gains on sales of securities available for sale, net of taxes, amounted to $0.03 per diluted common share for second quarter 2004 compared to $0.11 for second quarter 2003.

For the six months ended June 30, 2004, net income totaled $35,989,000, or $1.13 per diluted common share, compared to $30,796,000, or $1.04 per diluted common share, for the corresponding 2003 period. Return on assets and return on shareholders’ equity averaged 1.46 percent and 14.41 percent, respectively for the six months ended June 30, 2004, compared to 1.57 percent and 15.71 percent, respectively, for the matching 2003 period. Net realized gains on sales of securities available for sale, net of taxes, represented $0.04 per diluted common share for the six months ended June 30, 2004 compared to $0.15 for the comparable 2003 period.

“Earnings per share growth, excluding the after tax effect of securities gains, exceeded 20 percent for second quarter 2004 and for the first half of the year over the respective 2003 periods,” commented Glen E. Roney, Chairman of the Board. “Total return to shareholders on Texas Regional stock surpassed 35 percent during the twelve months ended June 30, 2004.’’

Texas Regional completed the acquisition through merger of Corpus Christi Bancshares, Inc. on February 14, 2003 and Southeast Texas Bancshares, Inc. (“Southeast Texas”) on March 12, 2004. The results of operations for these acquisitions have been included in the consolidated financial statements since their respective purchase dates.

OPERATING HIGHLIGHTS

Net interest income of $51,734,000 for second quarter 2004 improved $15,768,000 or 43.8 percent over second quarter 2003. Average total interest-earning assets, the primary factor in growth of net interest income, increased 32.4 percent from second quarter 2003 to $4,926,599,000 for second quarter 2004 in large part due to the Southeast Texas merger. The net yield, on a taxable-equivalent basis, on average total interest-earning assets increased thirty-six basis points to 4.31 percent for second quarter 2004 compared to the corresponding 2003 period.

For the six months ended June 30, 2004, net interest income totaled $94,838,000, reflecting a $23,537,000 or 33.0 percent increase from the equivalent 2003 period. This growth resulted principally from an increase of 24.3 percent in average total interest-earning assets to $4,544,587,000 for the six months ended June 30, 2004 over the corresponding 2003 period. The net yield, on a taxable-equivalent basis, on average total interest-earning assets increased by twenty-eight basis points to 4.29 percent for the six months ended June 30, 2004 compared to the matching 2003 period.

Provision for loan losses of $4,693,000 for second quarter 2004 increased $2,264,000 or 93.2 percent from second quarter 2003, primarily due to higher loan production. Loans held for investment grew $141,446,000 or 4.3 percent during second quarter 2004 compared to $3,001,000 or 0.1 percent during second quarter 2003. The provision for loan losses represented 0.56 percent of average loans held for investment for second quarter 2004 compared to 0.42 percent for second quarter 2003. Net charge-offs totaled $3,831,000 for second quarter 2004, representing an increase of $1,615,000 from second quarter 2003.

For the six months ended June 30, 2004, provision for loan losses totaled $8,617,000, reflecting a $2,497,000 or 40.8 percent increase over the comparable prior year period. Provision for loan losses totaled 0.57 percent of average loans held for investment for the six months ended June 30, 2004 compared to 0.53 percent for the six months ended June 30, 2003.

Noninterest income of $19,085,000 for second quarter 2004 increased $5,326,000 or 38.7 percent over second quarter 2003. Service charges on deposits amounted to $10,264,000 for second quarter 2004, an increase of $4,517,000 over second quarter 2003 principally due to growth in demand deposits. Other service charges increased $1,831,000 to $3,400,000 for second quarter 2004 primarily due to title insurance agency fees of $938,000 arising from the Southeast Texas merger. Trust service fees of $1,444,000 for second quarter 2004 increased $700,000 over second quarter 2003. The fair value of assets held by the trust department increased $854,278,000 from June 30, 2003 to $1,315,346,000 at June 30, 2004, primarily due to the Southeast Texas merger. Net realized gains on sales of securities available for sale decreased $3,475,000 to $1,383,000 for second quarter 2004 measured against second quarter 2003 as callable securities sales were curtailed in the face of rising interest rates. Loan servicing loss, net of amortization of the mortgage servicing rights (“MSR”) asset, narrowed $1,254,000 to $279,000 for second quarter 2004 from second quarter 2003. MSR amortization decreased $1,425,000 from second quarter 2003 to $725,000 for second quarter 2004 due to a reduction in mortgage prepayments experienced during second quarter 2004.

For the six months ended June 30, 2004, noninterest income totaled $32,553,000 reflecting an increase of $6,502,000 or 25.0 percent over the corresponding 2003 period. Service charges on deposits increased 56.4 percent to $17,562,000 for the six months ended June 30, 2004 compared to the same 2003 period while average demand deposits increased 49.6 percent from the comparable prior year. Other service charges increased $2,480,000 to $5,797,000 for the six months ended June 30, 2004 primarily due to title insurance agency fees of $1,202,000 resulting from the Southeast Texas merger and, to a lesser extent, higher debit card income of $408,000. Net realized gains on sales of securities available for sale of $1,882,000 for the six months ended June 30, 2004 decreased $4,730,000 from the comparable prior year period as callable security sales were curtailed in the face of rising interest rates. Data processing service fees increased 22.8 percent during the six months ended June 30, 2004 to $4,250,000 compared to the corresponding 2003 period. The number of data processing clients totaled 26 at June 30, 2004 compared to 25 at June 30, 2003. Loan servicing loss, net of amortization of the MSR asset, decreased $1,465,000 to $461,000 for the six months ended June 30, 2004 compared to the matching 2003 period. MSR amortization decreased $1,850,000 to $1,350,000 for the six months ended June 30, 2004 compared to the corresponding 2003 period. The decrease in MSR amortization resulted from lower mortgage prepayments experienced during 2004 compared to 2003.

Noninterest expense of $38,511,000 for second quarter 2004 increased $14,894,000 or 63.1 percent over second quarter 2003. This expansion generally corresponds with growth in business volumes as banking locations increased by 33 to 67 during the twelve months ended June 30, 2004, including 29 acquired in the Southeast Texas merger. The efficiency ratio was 54.38 percent for the quarter ended June 30, 2004, compared to 47.50 percent for the quarter ended June 30, 2003. Salaries and employee benefits increased 57.0 percent during second quarter 2004 to $19,428,000 compared to second quarter 2003 due to higher staffing levels as a result of the Southeast Texas acquisition, salary increases and expansion of medical benefits for eligible part-time employees. The number of full-time equivalent employees of 1,901 at June 30, 2004 increased 50.4 percent from June 30, 2003. The sale of a previously foreclosed marina facility and related equipment during second quarter 2004 resulted in a total loss of $626,000, including $301,000 reported in other real estate expense. Other noninterest expense during second quarter 2004 included $645,000 of incidental costs related to the Southeast Texas merger.

For the six months ended June 30, 2004, noninterest expense totaled $65,374,000 reflecting an increase of $20,538,000 or 45.8 percent over the corresponding 2003 period due to the above mentioned growth in banking operations, primarily through the Southeast Texas merger. Noninterest expense increased thirty-five basis points to 2.64 percent of average total assets for the six months ended June 30, 2004 compared to the corresponding 2003 period. Salaries and employee benefits increased $9,990,000 to $33,210,000 for the six months ended June 30, 2004 compared to the matching 2003 period, representing an increase of sixteen basis points to 1.34 percent of average total assets. The efficiency ratio totaled 51.32 percent for the six months ended June 30, 2004 compared to 46.06 percent for the corresponding 2003 period.

Financial Condition

Assets totaled $5,438,748,000 at June 30, 2004, reflecting an increase of $1,363,794,000, or 33.5 percent from June 30, 2003, primarily due to the Southeast Texas merger. Loans held for investment of $3,438,666,000 at June 30, 2004 increased $1,078,080,000 or 45.7 percent from June 30, 2003. Deposits increased to $4,601,224,000 at June 30, 2004, up $1,186,336,000 or 34.7 percent from June 30, 2003. Excluding volumes acquired through business combinations, internal growth rates for loans and deposits averaged

16.4 percent and 6.6 percent, respectively, for the twelve months ended June 30, 2004. Other assets at June 30, 2004 included total goodwill and identifiable intangibles of $196,305,000.

Shareholders’ equity at June 30, 2004 increased $128,398,000 from June 30, 2003 to $539,501,000, reflecting a 31.2 percent increase. The increase resulted primarily from issuance of common stock in the Southeast Texas acquisition of $110,074,000. The total risk-based, tier 1 risk-based and leverage capital ratios of 11.89 percent, 10.80 percent and 7.99 percent at June 30, 2004, respectively, substantially exceeded regulatory requirements for a well-capitalized bank holding company.

ASSET QUALITY

At June 30, 2004, total loans held for investment of $3,438,666,000 included $11,965,000 or 0.35 percent classified as nonperforming compared to 0.64 percent on June 30, 2003. The allowance for loan losses of $41,956,000 represented 1.22 percent of loans held for investment and 350.7 percent of nonperforming loans at June 30, 2004. Net charge-offs for second quarter 2004 averaged 0.46 percent of average loans held for investment compared to 0.38 percent for second quarter 2003. Total nonperforming assets at June 30, 2004 of $22,559,000 represented 0.65 percent of total loans held for investment and foreclosed and other assets compared to 0.96 percent at June 30, 2003. Accruing loans 90 days or more past due of $8,105,000 at June 30, 2004 totaled 0.23 percent of total loans held for investment and foreclosed and other assets compared to 0.12 percent at June 30, 2003.

OTHER INFORMATION

Texas Regional is a McAllen-based bank holding company whose stock trades on The Nasdaq Stock Market® under the symbol TRBS. Texas State Bank, its wholly owned subsidiary, conducts a commercial banking business through approximately 67 banking locations primarily located in the metropolitan areas of Beaumont-Port Arthur, Brownsville-Harlingen-San Benito, Corpus Christi, Houston, McAllen-Edinburg-Mission and Tyler.

On June 9, 2004, Texas Regional announced an agreement in principle under which Texas Regional will acquire Valley Mortgage Company, Inc. (“Valley Mortgage”). Texas Regional expects the transaction to close during third quarter 2004. Valley Mortgage, locally owned and headquartered in McAllen, Texas, has additional offices in Brownsville, Corpus Christi, Del Rio, Harlingen, Laredo, San Antonio and Sugar Land. The agreement calls for total consideration of $13,625,000, to be paid up to 50% in cash and the balance in newly issued Texas Regional common stock in exchange for all of the outstanding shares of Valley Mortgage. The transaction is subject to customary closing conditions, including approval of the Valley Mortgage shareholders.

ADDITIONAL INFORMATION AND WHERE TO FIND IT

Following execution of the definitive agreement, Texas Regional intends to file with the SEC a registration statement on Form S-4 concerning the transaction between Texas Regional and Valley Mortgage. The Form S-4 registration statement will include a proxy statement/prospectus which Texas Regional and Valley Mortgage intend to mail to the Valley Mortgage shareholders concerning the transaction. Investors and security holders of Texas Regional and Valley Mortgage should read the proxy statement/prospectus when it becomes available because it contains important information about Texas Regional, Valley Mortgage and the transaction. Investors and security holders may obtain a free copy of the proxy statement/prospectus (when it is available) at the SEC’s web site at www.sec.gov. A free copy of the proxy statement/prospectus (when it is available) may also be obtained from Texas Regional or Valley Mortgage. Texas Regional and its executive officers and directors may be deemed to be participants in the solicitation of proxies from the shareholders of Valley Mortgage in favor of the transaction. Information regarding the interests of Texas Regional’s officers and directors, and the interests of Valley Mortgage’s officers and directors, in the transaction will be included in the proxy statement/prospectus.

In addition to the registration statement on Form S-4 to be filed by Texas Regional in connection with the Valley Mortgage transaction, and the related proxy statement/prospectus to be mailed to the shareholders of Valley Mortgage, Texas Regional files annual, quarterly and special reports, proxy and information statements, and other information with the SEC. Investors may read and copy any of these reports, statements and other information at the SEC’s public reference room located at 450 Fifth Street, N.W., Washington, D.C. 20549. Investors should call the SEC at 1-800-SEC-0330 for further information on the public reference room. The reports, statements and other information filed by Texas Regional with the SEC are also available free at the SEC’s web site at www.sec.gov. You can also obtain a free copy of these reports, statements and other information from Texas Regional.

Additional financial, statistical and business-related information, as well as business trends, is included in a Financial Supplement. This release, the Financial Supplement and other information are available on Texas Regional’s website at www.trbsinc.com. The Financial Supplement and other information available on Texas Regional’s website can also be obtained by calling R.T. Pigott, Jr., Chief Financial Officer, at (956) 631-5400.

This document and information on Texas Regional’s website may contain forward-looking information (including information related to plans, projections or future performance of Texas Regional and its subsidiaries and planned market opportunities, employment opportunities and synergies from mergers), the occurrence of which involve certain risks, uncertainties, assumptions and other factors which could materially affect future results. If any of these risks or uncertainties materializes or any of these assumptions prove incorrect, Texas Regional’s results could differ materially from Texas Regional’s expectations in these statements. Texas Regional assumes no obligation and does not intend to update these forward-looking statements. For further information, please see Texas Regional’s reports filed with the SEC pursuant to the Securities Exchange Act of 1934, which are available at the SEC’s website at www.sec.gov.

CONTACT: Glen E. Roney, Chief Executive Officer, or R. T. Pigott, Jr., Chief Financial Officer, (956) 631-5400, both of Texas Regional.

Texas Regional Bancshares, Inc. and Subsidiaries

Financial Highlights (Unaudited)

	At / For Three Months Ended
(Dollars in Thousands, Except Per Share Data)	Jun 31, 2004	Mar 31, 2004	Dec 31, 2003	Sep 30, 2003	Jun 30, 2003
Condensed Income Statements
Loans Held for Investment	$54,669	$44,515	$41,476	$40,354	$40,343
Securities	12,573	12,130	11,608	10,137	10,815
Other Interest-Earning Assets	389	293	453	745	859
Total Interest Income	67,631	56,938	53,537	51,236	52,017
Deposits	14,185	12,438	12,125	12,393	14,354
Other Borrowed Money	1,712	1,396	1,464	1,700	1,697
Total Interest Expense	15,897	13,834	13,589	14,093	16,051
Net Interest Income	51,734	43,104	39,948	37,143	35,966
Provision for Loan Losses	4,693	3,924	3,184	3,851	2,429
Service Charges – Deposits	10,264	7,298	6,935	6,756	5,747
Other Service Charges	3,400	2,397	1,418	1,500	1,569
Trust Service Fees	1,444	727	741	710	744
Net Realized Gains on Sales of Securities Available for Sale	1,383	499	1,187	3,041	4,858
Data Processing Service Fees	2,128	2,122	1,881	1,950	1,741
Loan Servicing Loss, Net	(279)	(182)	(1,628)	(1,276)	(1,533)
Other Operating Income	745	607	429	560	633
Total Noninterest Income	19,085	13,468	10,963	13,241	13,759
Salaries and Employee Benefits	19,428	13,782	12,408	11,954	12,371
Net Occupancy Expense	3,293	2,173	1,627	1,967	1,697
Equipment Expense	3,909	3,219	2,668	2,790	2,699
Other Real Estate Expense, Net	572	121	299	124	67
Amortization – Identifiable Intangibles	1,591	798	838	849	833
Other Noninterest Expense	9,718	6,770	5,947	5,583	5,950
Total Noninterest Expense	38,511	26,863	23,787	23,267	23,617
Income Before Income Tax Expense	27,615	25,785	23,940	23,266	23,679
Income Tax Expense	8,783	8,628	7,996	7,697	8,224
Net Income	$18,832	$17,157	$15,944	$15,569	$15,455
Per Common Share Data
Net Income—Basic	$0.58	$0.57	$0.54	$0.53	$0.53
Net Income—Diluted	0.57	0.56	0.54	0.52	0.52
Market Value at Period End	45.91	42.55	37.00	33.79	34.07
Book Value at Period End	16.56	17.01	14.31	13.91	13.98
Cash Dividends Declared	0.125	0.125	0.120	0.120	0.120
Share Data (in Thousands)
Basic	32,573	30,158	29,460	29,433	29,393
Diluted	32,950	30,500	29,779	29,736	29,727
Shares Outstanding at Period End	32,584	32,565	29,471	29,449	29,413
Selected Financial Data
Return on Average Assets	1.39%	1.53%	1.52%	1.51%	1.54%
Return on Average Equity	13.79	14.29	15.18	15.09	15.41
Leverage Capital Ratio	7.99	9.38	9.26	9.11	8.94
Expense Efficiency Ratio (1)	54.38	47.48	46.72	46.18	47.50
TE Net Interest Income (2)	$52,853	$44,011	$40,899	$38,039	$36,648
TE Adjustment (2)	1,119	907	951	896	682
Net Interest Income, as Reported	$51,734	$43,104	$39,948	$37,143	$35,966
TE Net Interest Margin (2)	4.31%	4.25%	4.21%	3.98%	3.95%
Goodwill	$165,637	$165,808	$29,856	$29,856	$29,856
Identifiable Intangibles, Net	30,668	32,259	15,263	16,095	17,121
Trust Assets Held, at Fair Value	1,315,346	1,138,061	495,593	479,126	461,068
Full-Time Equivalent Employees	1,901	1,674	1,284	1,269	1,264

Texas Regional Bancshares, Inc. and Subsidiaries

Financial Highlights (Unaudited)

	At / For Three Months Ended
(Dollars in Thousands, Except Per Share Data)	Jun 31, 2004	Mar 31, 2004	Dec 31, 2003	Sep 30, 2003	Jun 30, 2003
Condensed Balance Sheets
Loans Held for Investment	$3,438,666	$3,297,220	$2,519,694	$2,417,245	$2,360,586
Securities	1,470,178	1,514,357	1,386,224	1,289,157	1,302,411
Other Interest-Earning Assets	17,904	55,514	24,833	160,057	108,046
Total Interest-Earning Assets	4,926,748	4,867,091	3,930,751	3,866,459	3,771,043
Cash and Due from Banks	134,731	173,974	100,167	131,102	117,422
Premises and Equipment, Net	128,302	125,582	107,875	106,639	101,410
Other Assets	290,923	327,818	110,377	111,349	114,445
Allowance for Loan Losses	(41,956)	(41,094)	(31,234)	(29,924)	(29,366)
Total Assets	$5,438,748	$5,453,371	$4,217,936	$4,185,625	$4,074,954
Savings and Time Deposits	$3,740,983	$3,719,274	$2,980,224	$2,863,603	$2,888,056
Other Borrowed Money	280,868	307,881	259,565	353,650	208,987
Total Interest-Bearing Liabilities	4,021,851	4,027,155	3,239,789	3,217,253	3,097,043
Demand Deposits	860,241	828,470	536,211	534,887	526,832
Other Liabilities	17,155	43,949	20,205	23,744	39,976
Total Liabilities	4,899,247	4,899,574	3,796,205	3,775,884	3,663,851
Shareholders’ Equity	539,501	553,797	421,731	409,741	411,103
Total Liabilities and Equity	$5,438,748	$5,453,371	$4,217,936	$4,185,625	$4,074,954
Condensed Average Balance Sheets
Loans Held for Investment	$3,383,797	$2,713,645	$2,463,839	$2,379,264	$2,347,062
Securities	1,501,918	1,416,884	1,351,869	1,349,951	1,274,638
Other Interest-Earning Assets	40,884	33,162	36,811	59,929	98,242
Total Interest-Earning Assets	4,926,599	4,163,691	3,852,519	3,789,144	3,719,942
Cash and Due from Banks	141,361	100,336	117,675	125,479	119,806
Premises and Equipment, Net	126,577	111,448	107,490	103,899	98,064
Other Assets	290,574	156,374	118,056	114,337	114,959
Allowance for Loan Losses	(43,849)	(35,057)	(31,526)	(30,435)	(30,634)
Total Assets	$5,441,262	$4,496,792	$4,164,214	$4,102,424	$4,022,137
Savings and Time Deposits	$3,747,073	$3,177,044	$2,922,640	$2,854,405	$2,878,723
Other Borrowed Money	283,272	212,613	266,317	269,660	206,906
Total Interest-Bearing Liabilities	4,030,345	3,389,657	3,188,957	3,124,065	3,085,629
Demand Deposits	834,725	596,331	533,745	540,734	501,173
Other Liabilities	26,852	27,893	24,832	28,396	32,959
Total Liabilities	4,891,922	4,013,881	3,747,534	3,693,195	3,619,761
Shareholders’ Equity	549,340	482,911	416,680	409,229	402,376
Total Liabilities and Equity	$5,441,262	$4,496,792	$4,164,214	$4,102,424	$4,022,137
Nonperforming Assets, Past Due Loans
Nonaccrual Loans	$11,965	$15,154	$10,122	$10,561	$15,215
Foreclosed and Other Assets	10,594	13,362	10,547	10,847	7,444
Total Nonperforming Assets	22,559	28,516	20,669	21,408	22,659
Accruing Loans 90 Days or
More Past Due	8,105	7,994	8,886	4,440	2,939
Net Charge-Offs	3,831	2,859	1,874	3,293	2,216
Net Charge-Offs to Average Loans	0.46%	0.42%	0.30%	0.55%	0.38%

(1) Ratio of Noninterest Expense divided by the sum of Net Interest Income and Noninterest Income.

(2) Taxable equivalent adjustment computed based on a 35% tax rate.

Texas Regional Bancshares, Inc. and Subsidiaries

Financial Highlights (Unaudited)

	At / For Six Months Ended
(Dollars in Thousands, Except Per Share Data)	Jun 30, 2004	Jun 30, 2003
Condensed Income Statements
Loans Held for Investment	$99,184	$80,148
Securities	24,703	22,300
Other Interest-Earning Assets	682	1,556
Total Interest Income	124,569	104,004
Deposits	26,623	29,015
Other Borrowed Money	3,108	3,688
Total Interest Expense	29,731	32,703
Net Interest Income	94,838	71,301
Provision for Loan Losses	8,617	6,120
Service Charges – Deposits	17,562	11,229
Other Service Charges	5,797	3,317
Trust Service Fees	2,171	1,419
Net Realized Gains on Sales of Securities Available for Sale	1,882	6,612
Data Processing Service Fees	4,250	3,462
Loan Servicing Loss, Net	(461)	(1,926)
Other Operating Income	1,352	1,938
Total Noninterest Income	32,553	26,051
Salaries and Employee Benefits	33,210	23,220
Net Occupancy Expense	5,466	3,254
Equipment Expense	7,128	5,052
Other Real Estate Expense, Net	693	311
Amortization – Identifiable Intangibles	2,389	1,683
Other Noninterest Expense	16,488	11,316
Total Noninterest Expense	65,374	44,836
Income Before Income Tax Expense	53,400	46,396
Income Tax Expense	17,411	15,600
Net Income	$35,989	$30,796
Per Common Share Data
Net Income—Basic	$1.15	$1.05
Net Income—Diluted	1.13	1.04
Market Value at Period End	45.91	34.07
Book Value at Period End	16.56	13.98
Cash Dividends Declared	0.250	0.240
Share Data (in Thousands)
Basic	31,366	29,296
Diluted	31,717	29,636
Shares Outstanding at Period End	32,584	29,413
Selected Financial Data
Return on Average Assets	1.46%	1.57%
Return on Average Equity	14.41	15.71
Leverage Capital Ratio	7.99	8.94
Expense Efficiency Ratio (1)	51.32	46.06
TE Net Interest Income (2)	$96,864	$72,646
TE Adjustment (2)	2,026	1,345
Net Interest Income, as Reported	$94,838	$71,301
TE Net Interest Margin (2)	4.29%	4.01%
Goodwill	$165,637	$29,856
Identifiable Intangibles, Net	30,668	17,121
Trust Assets Held, at Fair Value	1,315,346	461,068
Full-Time Equivalent Employees	1,901	1,264

Texas Regional Bancshares, Inc. and Subsidiaries

Financial Highlights (Unaudited)

	At / For Six Months Ended
(Dollars in Thousands, Except Per Share Data)	Jun 30, 2004	Jun 30, 2003
Condensed Balance Sheets
Loans Held for Investment	$3,438,666	$2,360,586
Securities	1,470,178	1,302,411
Other Interest-Earning Assets	17,904	108,046
Total Interest-Earning Assets	4,926,748	3,771,043
Cash and Due from Banks	134,731	117,422
Premises and Equipment, Net	128,302	101,410
Other Assets	290,923	114,445
Allowance for Loan Losses	(41,956)	(29,366)
Total Assets	$5,438,748	$4,074,954
Savings and Time Deposits	$3,740,983	$2,888,056
Other Borrowed Money	280,868	208,987
Total Interest-Bearing Liabilities	4,021,851	3,097,043
Demand Deposits	860,241	526,832
Other Liabilities	17,155	39,976
Total Liabilities	4,899,247	3,663,851
Shareholders’ Equity	539,501	411,103
Total Liabilities and Equity	$5,438,748	$4,074,954
Condensed Average Balance Sheets
Loans Held for Investment	$3,048,721	$2,326,372
Securities	1,459,414	1,242,637
Other Interest-Earning Assets	36,452	86,377
Total Interest-Earning Assets	4,544,587	3,655,386
Cash and Due from Banks	122,635	117,728
Premises and Equipment, Net	119,013	94,580
Other Assets	225,763	117,465
Allowance for Loan Losses	(39,453)	(30,179)
Total Assets	$4,972,545	$3,954,980
Savings and Time Deposits	$3,462,058	$2,822,604
Other Borrowed Money	265,050	224,164
Total Interest-Bearing Liabilities	3,727,108	3,046,768
Demand Deposits	717,224	479,427
Other Liabilities	25,830	33,448
Total Liabilities	4,470,162	3,559,643
Shareholders’ Equity	502,383	395,337
Total Liabilities and Equity	$4,972,545	$3,954,980
Nonperforming Assets, Past Due Loans
Nonaccrual Loans	$11,965	$15,215
Foreclosed and Other Assets	10,594	7,444
Total Nonperforming Assets	22,559	22,659
Accruing Loans 90 Days or
More Past Due	8,105	2,939
Net Charge-Offs	6,690	5,098
Net Charge-Offs to Average Loans	0.44%	0.44%

(1) Ratio of Noninterest Expense divided by the sum of Net Interest Income and Noninterest Income.

(2) Taxable-equivalent adjustment computed based on a 35% tax rate.